REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IGENE BIOTECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)


        MARYLAND					52-1230461
(State or other jurisdiction		   (IRS employer
of incorporation or organization)	 	identification no.)

9110 RED BRANCH ROAD
COLUMBIA, MARYLAND 21045
(410) 997-2599
(Address of principal executive offices)

IGENE BIOTECHNOLOGY, INC. 1997 STOCK OPTION PLAN
(FULL TITLE OF THE PLAN)

STEPHEN F. HIU
9110 RED BRANCH ROAD
COLUMBIA, MARYLAND 21045
(410) 997-2599
(NAME, ADDRESS AND TELEPHONE NUMBER,
 INCLUDING AREA CODE OF AGENT FOR SERVICE)

With Copies To:
CECIL E. MARTIN, III
MCGUIRE, WOODS, BATTLE & BOOTHE LLP
ONE NORTH CHARLES STREET
BALTIMORE, MARYLAND 21201-3793
(410) 659-4419

CALCULATION OF REGISTRATION FEE

		PROPOSED	PROPOSED
		MAXIMUM	MAXIMUM
	AMOUNT	OFFERING	AGGREGATE
TITLE OF SECURITIES	TO BE	PRICE	OFFERING	AMOUNT OF
TO BE REGISTERED	REGISTERED	PER SHARE(1)	PRICE	REGISTERED FEE
Common Stock	20,000,000 	$         .05250	$   1,050,000	$         310.
$.01 par value	shares(2)

(1) Estimated solely for purposes of calculating the registration fee and, pursuant to Rule 457(c) and (h) of the Securities Acto of 1933, based upon the average of the high and low sale prices of the Common Stock of Igene Biotechnology, Inc., as reported on the Nasdaq National Market on
September 29, 1998.

(2) There are also being registered hereunder such additional shares as may be issued pursuant to the anti-dilution provisions of the plan.


PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Note:	The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act. See Rule 428(a)(1) under the Act



PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.	Incorporation of Documents by Reference.

	The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)	The Registrant's Annual Report on Form 10-KSB for the year ended
December 31, 1997;

(b)	The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998;

(c)	Item 1 of the Registrant's Registration Statement on Form 8-A, as
amended, filed May 20, 1987 to register the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(d)	All documents filed by the Registrant pursuant to Sections 13(a),
13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

	Not applicable.

Item 5.	Interests of Named Experts and Counsel.

	Not applicable.

Item 6.	Indemnification of Directors and Officers.

	The Articles of Incorporation and By-laws of the Registrant provide for the Registrant to indemnify its officers, directors and employees to the fullest extent permitted by the Maryland General Corporation Law against certain liabilities and expenses.

Item 7.	Exemption from Registration Claimed.

	Not applicable.

Item 8.	Exhibits.


Exhibit
Number

4	-	1997 Stock Option Plan

5	-	Opinion of McGuire Woods Battle & Booth LLP

23(a) -	Consent of McGuire Woods Battle & Boothe LLP.  Included in
Exhibit 5 to this Registration Statement.

23(b)	-	Consent of Berenson & Company LLP.

24	-	Power of Attorney (included on signature page).


Item 9.	Undertakings.

	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remains unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


SIGNATURES


	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on the 30th day of September, 1998.


						                        IGENE Biotechnology, Inc.
                        						(Registrant)



	                          				By:	/s/ Stephen F. Hiu
                             						Stephen F. Hiu
                             						President

POWER OF ATTORNEY


	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Michael G. Kimelman, Thomas L. Kempner, Stephen F. Hiu, and Patrick F. Monahan and each of them acting individually, with full power of substitution to file one or more amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as any of them deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Michael G. Kimelman, Thomas L. Kempner, Stephen F. Hiu and Patrick F. Monahan and each of them acting individually, with full power of substitution, as Attorney-in-Fact to execute his name and on his behalf to file any such Amendments to this Registration Statement.



Signature				Title					Date

/s/ Michael G. Kimelman		Chairman of the Board	September 30, 1998
Michael G. Kimelman	    	of Directors


/s/ Thomas L. Kempner	  	Vice Chairman of the	 September 30, 1998
Thomas L. Kempner	     		Board of Directors


/s/ Stephen F. Hiu		     Director, President,	 September 30, 1998
Stephen F. Hiu			        Treasurer,
                         Chief Operating Officer,
					                    Chief Financial Officer and
                     				Chief Accounting Officer

/s/ Joseph C. Abeles		   Director			           September 30, 1998
Joseph C. Abeles


/s/ John A. Cenerazzo	  	Director		           	September 30, 1998
John A. Cenerazzo


/s/ Sidney R. Knafel		   Director			           September 30, 1998
Sidney R. Knafel


/s/ Patrick F. Monahan		 Director, Secretary	  September 30, 1998
Patrick F. Monahan


EXHIBIT INDEX


Exhibit
Number		Description

4			    1997 Stock Option Plan

5			    Opinion of McGuire Woods Battle & Boothe LLP

23(a)			Consent of McGuire Woods Battle & Boothe LLP.
			     Included in Exhibit 5 to this Registration
			     Statement.

23(b)			Consent of Berenson & Company LLP.

24	   		Power of Attorney (included on signature page).


Exhibit 4

IGENE BIOTECHNOLOGY, INC.
1997 STOCK OPTION PLAN


1.	Purpose.  The purpose of this IGENE Biotechnology, Inc.
1997 Stock Option Plan (the "Plan") is to advance the interests of IGENE Biotechnology, Inc. (the "Company") by encouraging and enabling the acquisition of a larger personal proprietary interest in the Company by directors, key employees, and consultants (including independent contractors) who are employed by, or perform services for, the Company and its Subsidiaries and upon whose judgment and keen interest the Company is largely dependent for the successful conduct of its operations. The Company also expects that the opportunity to acquire such a proprietary interest will enable the Company and its Subsidiaries to attract and retain desirable personnel, directors and other service providers. The Plan is intended to conform to the provisions of Securities and Exchange Commission Rule 16b-3.

2.	Definitions.  As used in the Plan, the following terms have
the meanings indicated:

(a)	"Act" means the Securities Exchange Act of 1934, as
amended.

(b)	"Applicable Withholding Taxes" means the aggregate
amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of a Nonstatutory Stock Option by an employee.

(c)	"Board" means the board of directors of the Company.

(d)	"Code" means the Internal Revenue Code of 1986, as
amended.

(e)	"Committee" means the committee appointed by the
Board as described under Section 12.

(f)	"Company" means IGENE Biotechnology, Inc.

(g)	"Company Stock" means Common Stock, $.01 par value,
of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 11), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(h)	"Date of Grant" means the date on which the Committee
grants an Incentive Award.

(i)	"Disability" or "Disabled" means, as to an Incentive
Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(j)	"Fair Market Value" means as of the Date of Grant
(or, if there were no trades on the Date of Grant, the last preceding day on which Company Stock is traded) (i) if the Company Stock is traded on an exchange the average of the highest and lowest registered sales prices of the Company Stock at which it is traded on such day on the exchange on which it generally has the greatest trading volume, (ii) if the Company Stock is traded on the over-the-counter market, the average between the lowest bid and highest asked prices as reported by The Wall Street Journal, or (iii) if shares of Common Stock are not traded on any exchange or over-the-counter market, the fair market value shall be determined by the Committee using any reasonable method in good faith.

(k)	"Incentive Award" means, collectively, the award of a
Nonstatutory Stock Option or Incentive Stock Option under the
Plan.

(l)	"Incentive Stock Option" means an Option that meets
the requirements of, and qualifies for favorable federal income tax treatment under, Code section 422. Incentive Stock Options may only be granted to employees of the Company.

(m)	"Non-Employee Director" means a member of the Board
who is not an employee of the Company, a Parent or a Subsidiary.

(n)	"Nonstatutory Stock Option" means an Option that does
not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(o)	"Option" means a right to purchase Company Stock
granted under the Plan, at a price determined in accordance with the Plan.

(p)	"Parent" means, with respect to any corporation, a
parent of that corporation within the meaning of Code section
424(e).

(q)	"Participant" means any employee, consultant, or Non-
Employee Director who receives an Incentive Award under the Plan.

 		(r)	"Rule 16b-3" means Rule 16b-3 of the Securities and
Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

(s)	"Subsidiary" means, with respect to any corporation,
a subsidiary of that corporation within the meaning of Code
section 424(f).

(t)	"10% Shareholder" means a person who owns, directly
or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

3.	General.  Incentive Awards under the Plan may be either
Incentive Stock Options or Nonstatutory Stock Options.

4.	Stock.  Subject to Section 11 of the Plan, there shall be
reserved for issuance under the Plan an aggregate of 20,000,000 shares of Company Stock, which shall be treasury or authorized but unissued shares. Shares allocable to Options or portions thereof granted under the Plan that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an option granted under an existing Incentive Award. For purposes of determining the number of shares that are available for Incentive Awards under the Plan, such number shall include the number of shares surrendered by an optionee or retained by the Company in payment of Applicable Withholding Taxes. No more than 2,000,000 shares may be allocated to the Incentive Awards that are granted to any individual Participant during any single calendar year, including any option which is cancelled or repriced during a calendar year.

5.	Eligibility.

(a)	All present and future employees of the Company and
individuals who are consultants to the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired) shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 12, to select eligible individuals to receive Incentive Awards and to determine for each individual the terms and conditions, the nature of the award and the number of shares to be allocated to each individual as part of each Incentive Award. Non-Employee Directors are eligible to receive Incentive Awards in accordance with
Section 13.

(b)	The grant of an Incentive Award shall not obligate
the Company or any Parent or Subsidiary of the Company to pay a Participant any particular amount of remuneration, to continue the employment of the Participant after the grant or to make further grants to the Participant at any time thereafter.

6.	Stock Options.

(a)	Whenever the Committee deems it appropriate to grant
Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

(b)	The exercise price of shares of Company Stock covered
by an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to a Participant who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c)	The Committee shall establish the exercise price of
shares covered by a Nonstatutory Stock Option.

(d)	Options may be exercised in whole or in part at such
times as may be specified by the Committee in the Participant's stock option agreement; provided that, the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

(i)	No Incentive Stock Option may be exercised
after ten years (or, in the case of an Incentive Stock
Option granted to a 10% Shareholder, five years) from the Date of Grant.

   (ii)	An Incentive Stock Option by its terms, shall
be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive
Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation
Amount"). Incentive Stock Options granted under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met.

   (iii)	If Incentive Stock Options that first become
exercisable in a calendar year exceed the Limitation
Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law. If an Option designated as an Incentive Stock Options otherwise fails to qualify as an incentive stock option under the Code, the Option shall be treated as a Nonstatutory Stock Option.

(e)	Options by their terms shall become fully exercisable
upon (i) the Participants retirement on or after his 65th birthday,
(ii) the Disability or death of the Participant, or (iii) under any special circumstances which in the opinion of the Committee warrant special consideration.

(f)	All Options shall expire, to the extent unexercised,
ten years from the Date of Grant. In addition, except as provided below, the unexercised Options may not be exercised after the tenth business day following the Participant's cessation of service as an employee, Non-Employee Director, or consultant, except that the committee may, in its absolute discretion, extend the privilege to exercise all or any part of the option until the end of its stated term or for any lesser period it deems appropriate. In the case of the Participant's retirement on or after attaining age 65,or the Participant's Disability, Options may not be exercised after three months after the Participant's cessation of service. In the case of the Participant's death, Options may not be exercised after six months after the Participant's death. If the Company terminates the Participant's employment or service due to the Participant's violation of his duties, the Option may not be exercised after the cessation of service.

7.	Method of Exercise of Options.

(a)	Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, the Participant may
(i) deliver Mature Shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (ii) such other method as approved by the Committee. "Mature Shares" means shares of Company Stock for which the holder has good title, free and clear of all liens and encumbrances and which such holder has held for at least six months

(b)	The Company may place on any certificate representing
Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

(c)	Each Participant shall agree as a condition of the
exercise of an Option to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option.

(d)	As an alternative to making a cash payment to the
Company to satisfy Applicable Withholding Taxes, if the Option agreement so provides, the Participant may, subject to the provisions set forth below, elect to (i) deliver shares of already owned Company Stock or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. The Committee shall have sole discretion to approve or disapprove any such election.

(e)	Notwithstanding anything herein to the contrary,
Options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

8.	Nontransferability of Options.  Nonstatutory Stock Options
shall not be transferable except by will or by the laws of descent and distribution and, to the extent specifically provided in the Incentive Award, to (a) the Participant's children, step-children, grandchildren, step-grandchildren (including relationships arising from legal adoptions) (such individuals are hereinafter referred to as "Immediate Family Members"); (b) a trust or trusts for the exclusive benefit of any one or more of the Participant's Immediate Family Members; or (c) a partnership, limited liability company or other entity, the only partners, members or interest holders of which are among the Participant's Immediate Family Members. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant.

9.	Effective Date of the Plan.  The effective date of the Plan
is September 19, 1997. The Plan shall be submitted to the shareholders of the Company for approval. Until (i) the Plan has been approved by the Company's shareholders and (ii) the requirements of any applicable Federal or State securities laws have been met, no Incentive Stock Option shall be exercisable.

10.	Termination, Modification, Change.  The Board of Directors
or the Committee may at any time withdraw or from time to time amend the Plan and any Options not theretofore granted. With respect to any outstanding Option, the Board of Directors or the Committee, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan and the terms and conditions of any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of Options which may be granted to any individual during a calendar year, or change the class of persons to whom Options may be granted, shall be subject to the approval of the stockholders of the Company.
No Option shall be granted under the Plan after September 19, 2007.

11.	Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

(b) If the Company is a party to an initial public offering, a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

12. Administration of the Plan. The Plan shall be administered by the Committee, which shall consist of not less than two members of the Board, who shall be appointed by the Board. Each member of the Committee must be a non-employee director within the meaning of Rule 16b-3 and an outside director within the meaning of Code section 162(m). Subject to paragraph (d) below, the Committee shall be the Compensation Committee unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a) The Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive Incentive Awards and the nature of each Incentive Award,
(ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Incentive Award shall be granted, (vi) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested,
(vii) when Options may be exercised, (viii) whether a Disability exists, (ix) the manner in which payment will be made upon the exercise of Options, (x) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted, (xi) whether to approve a Participant's election (A) to deliver shares of already owned Company Stock to satisfy Applicable Withholding Taxes or (B) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option the number of shares necessary to satisfy Applicable Withholding Taxes, (xii) notice provisions relating to the sale of Company Stock acquired under the Plan, (xiii) the consideration to be received by the Company on exercise of an Option, and (xiv) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

(b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d)	The Board from time to time may appoint members
previously appointed and may fill vacancies, however caused, in the Committee.

13.	Grants to Non-Employee Directors.  All provisions of the
Plan shall apply to the grant of Incentive Awards to Non-Employee Directors, except as provided in this section. All Incentive Awards to Non-Employee Directors will be Nonstatutory Stock Options. With respect to Incentive Awards to Non-Employee Directors, the Board will have all of the authority of the Committee under the Plan. The Board may delegate its authority to the Compensation Committee or another committee of the Board that is composed solely of Non-Employee Directors. The provisions for payment of Applicable Withholding Taxes will not apply to Incentive Awards to Non-Employee Directors.

14.	Notice.  All notices and other communications required or
permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at its principal business address to the attention of the Treasurer; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

15.	Interpretation.  The terms of this Plan are subject to all
present and future regulations and rulings of the Secretary of the Treasury or his or her delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The laws of the State of Maryland shall govern the terms of this Plan.

Exhibit 5





September 15, 1998


IGENE Biotechnology, Inc.
9110 Red Branch Road
Columbia, Maryland 21045-2024

Gentlemen:

We have acted as counsel to IGENE Biotechnology, Inc., a Maryland corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the proposed issuance of up to 20,000,000 shares (the "Shares"), of the Company pursuant to the Company's 1997 Stock Option Plan (the "Plan").

As such counsel, we have examined copies of the Articles of Incorporation and Bylaws of the Company, each as amended to the date hereof, the Registration Statement, the Plan and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statement and certificates of officers and representatives of the company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of Maryland and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of Maryland or the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued by the Board of Directors under the circumstances contemplated in the Registration Statement and the Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,




					/s/ McGuire, Woods, Battle & Boothe LLP
					MCGUIRE WOODS BATTLE & BOOTHE LLP

Exhibit 23(b)


Consent of Independent Auditors


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1997 Stock Option Plan of IGENE Biotechnology, Inc. of our report dated March 19, 1998 (except as to note 17, which is as of March 31, 1998), with respect to the financial statements of IGENE Biotechnology, Inc. included in the annual report (Form 10-KSB) of IGENE Biotechnology, Inc. for the year ended December 31, 1997.



New York, NY
September 23, 1998



					/s/ Berenson & Company LLP
					Berenson & Company LLP